SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MEDUSA STYLE CORPORATION
             (Exact name of registrant as specified in its charter.)

NEVADA                                   98-0389557
(State of incorporation of organization) (I.R.S. Employer Identification Number)


                           SUITE 210-580 HORNBY STREET
                                 VANCOUVER, B.C.
                                 CANADA V6C 3B6
          (Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title  of each class to be so registered     Name of each exchange of which each
                                             class is to be registered
                                             Not Applicable
Not  Applicable
---------------

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.
[ ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.
[X]

Securities Act registration statement file number to which this form relates:NO. 333-100749

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                       COMMON STOCK, PAR VALUE OF $0.00001
                                (Title of Class)

ITEM  1.     DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED.

     The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-100749) is incorporated by reference into this registration statement.

ITEM  2.     EXHIBITS

     The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC file #333-100749 on October 25, 2002. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:




Exhibit No.  Document Description

3.1          Articles of Incorporation
3.2          Bylaws
4.1          Specimen Stock Certificate
5.1          Opinion of Conrad C. Lysiak, Esq.  regarding the legality of the Securities being registered
23.1         Consent of Hoogendoorn & Co. Chartered Accountants
23.2         Consent of Conrad C. Lysiak, Esq.
99.1         Escrow Agreement
99.2         Subscription Agreement

                                   SIGNATURES

     In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 18th day of November, 2003.
                                                ------

                                   MEDUSA STYLE CORPORATION
                                   (Registrant)
                                   BY: /s/ Coreena L. Hansen
                                   Coreena L. Hansen President, Chief Executive
                                   Officer, and member of the Board of Directors